Exhibit 23.3
CONSENT OF KELLER & COMPANY, INC.
We hereby consent to the inclusion of our opinion letter dated May 14, 2008 to the Board of Directors of Indian Village Bancorp, Inc. (“Indian Village”) as Annex C to the prospectus/proxy statement of CSB Bancorp, Inc. (“CSB”) and Indian Village, relating to the proposed merger of Indian Village with and into CSB, which prospectus/proxy statement is part of this Registration Statement on Form S-4 of CSB (the “Registration Statement”), and to the references to us and such opinion therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dublin, Ohio	/s/ Michael R. Keller
July 17, 2008
Keller & Company, Inc.